As filed with the Securities and Exchange Commission on February 15, 2013

Registration No. 333-______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 Bigfoot Project Investments, Inc.

 (Name of small business issuer in its charter)

Nevada	7822	45-3942184
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

 Bigfoot Project Investments, Inc.

  570 El Camino Real NR-150

Redwood City, CA 94063

(858) 216-6554

(Address and telephone number of principal executive offices and principal place of business)

 Southwest Business Services, LLC

701 N Green Valley Pkwy

Henderson, NV 89074

(702) 990-3320

(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.      .

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee [1]

Common stock	30,000,000	$.10	$3,000,000	$409.20
Selling Shareholders	207,490,000	$.10	$20,749,000	$2,830.16

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Bigfoot Project Investments, Inc.

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 207,490,000 shares of common stock. In addition, we are offering a minimum offering of 3,000,000 shares of common stock at $.10 per share, total $300,000 and a maximum offering of 30,000,000 shares of common stock at $.10 per share, total $3,000,000 in a direct public offering, without any involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters)or broker-dealers. The offering price is $.10 per share for both newly issued shares and those being sold by current shareholders. The selling shareholders will sell their shares at a fixed price of $.10 per share for the duration of the offering. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 3,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 3,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 3,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $300,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Our Officers and Directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers.  Our Officers and Directors will not receive any compensation for their role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

	Offering Price Per Share	Offering Expenses(1)	Proceeds to Company
	$ .10	$0.01	$0.09
Selling Shareholders	$207,490,000	$2,074,000	0

Offering	$3,000,000	$300,000	$2,700,000

 (1)

These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ 2013.

PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Bigfoot Project Investments, Inc.

We intend to be an entertainment entity providing motion pictures and DVD's, specializing in the public's interest in the existence of an elusive creature known as Bigfoot.

 We are a development stage company without revenues or operations; we have minimal assets, and have incurred losses since inception.

Our principal executive office is located at 570 El Camino Real NR-150 Redwood City, CA 94063 and our telephone number is (858)216-6554.

We were formed under the laws of the State of Nevada on  November 30, 2011.

The terms "Consultants" "we," "us" and "our" as used in this prospectus refer to Bigfoot Project Investments, Inc.

The Offering

The following is a brief summary of the offering:

Securities being offered:	A Maximum of 30,000,000 shares of common stock and a Minimum of 3,000,000 of common stock by the issuer and 207,490,000 shares by the Selling shareholders

Offering price per share:	$.10 per share

Offering period:	The shares are being offered for a period of 180 days, Or an additional 90 days if extended by us, although we may close the offering on any date prior if the offering is fully subscribed.

Net proceeds to us:	$3,000,000 Less offering expenses of $300,000.

Persons making the determination	All of our Officers and Directors that the offering conditions are satisfied:

Use of proceeds:	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Number of shares outstanding	207,490,000 before the offering:

Number of shares outstanding	237,490,000 after the offering if all the shares are sold:

Selected Financial Data

The following information summarizes the more complete historical financial information at the end of this prospectus.

July 31, 2012
(Audited)
Balance Sheet
Total Assets	$4,185
Total Liabilities	$22,750
Stockholders Equity	$(18,565)

Period from
Nov 30,2011
(date of inception)
to July 31, 2012
(Audited)
Income Statement
Revenue	$0
Total Expenses	$231,458
Net Income (Loss)	$(231,458)

October 31, 2012
(Audited)
Balance Sheet
Total Assets	$3,662
Total Liabilities	$22,750
Stockholders Equity	$(19,088)

Three
Months
Ended
October 31, 2012
(Audited)
Income Statement
Revenue	$476
Total Expenses	$1000
Net Income (Loss)	$(524)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

Risks Relating to Bigfoot Project Investments, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on  November 30, 2011 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through October 31, 2012 is $231,982.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

completion of this offering;

•

our ability to develop and continually update our products for sale;

•

our ability to procure and maintain  commercially reasonable terms relationships with third parties to develop and maintain our productions, network  and transaction processing systems;

•

our ability to identify and pursue mediums through which we will be able to market our products;

•

our ability to attract customers to purchase our productions;

•

improve our ability to generate revenues ; and

•

our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have.

Our President and Director Carmine T. Biscardi and William F. Marlette, Secretary, Treasurer and Director, developed the concepts behind our business plan. They have assigned any rights that they  may have had in that line to us.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the material we develop. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that our business concepts will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to them. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic revising.

As a result of changing consumer preferences, there can be no assurance that any of our motion pictures and DVD's concepts will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved programs. Our failure to sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The Entertainment industry is highly competitive.  Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. Many of our competitors offer similar products or alternatives to our services. There can be no assurance that we will be available to support our operation or allow us to seek expansion. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business. Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis it could impair our business.

If we do not attract customers on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract customers  on cost-effective terms. Our strategy to attract customers via our advertising, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups, and other methods of getting to refer others to our services by e-mail or word of mouth; search engine optimization, marketing via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with providers to increase our access to customers . We expect to rely on direct marketing as the primary source of customers. Our marketing strategy may not be enough to attract sufficient traffic to our customers. If we are unsuccessful at attracting a sufficient amount of traffic, our ability to get customers and our financial condition will be harmed.

To date we do not have any customers. We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our original plan (based on concepts developed by us and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain some of our new concepts (based on concepts developed by us.  To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and our company could suffer.

We may depend on some third-party delivery services to deliver our products to our customers on a timely and consistent basis.

Our operating results will depend on our ability to acquire and maintain customers. Any capacity restraints or systems failures could harm our business, results of operations and financial condition.

We have not fully developed our marketing plan.. We will have to suspend or cease operations if we are unable to fully develop our marketing plan.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If  the minimum of $300,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our officers and directors do not have prior experience in financial accounting and preparation of reports under the Security Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend or cease operations entirely and you could lose your investment.

In the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Our Officers and Directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on officers and directors to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose their services we will have to cease operations.

Our success will depend entirely on the ability and resources of  our officers and directors. If we lose their services     we will cease operations. Presently, our officers and directors are committed to providing their time and financial resources to us.

Industry-related risk factors: Many standard contracts for entertainment projects are short term. If contracts are not maintained or new contracts are not obtained, operations that maintain the structural integrity of the company will be adversely affected. Additionally, a substantial part of our projected revenue will come from future clients. The loss of such contracts from reductions in force or other factors could have an adverse effect on the company’s operations.

Our business is dependent on repeat customers. Furthermore, the standard one-year contract used with most suppliers can be terminated by either party with a short written notice. Some long term customers will be serviced under month-to-month extensions of the written contract. In the case of a major client, services may be  provided under an oral contract which is an extension of the standard one year contract. Should an industry-wide or nationwide economic slowdown cause a reduction in force among our service providers, or if we are otherwise unable to maintain our existing contracts or obtain additional service contracts, our business, financial condition, and results of operations could be adversely affected.

Some services we require may subject our company to liability for substantial damages not covered by insurance.

Since we intend to position ourselves for premium, high quality projects in an industry that is traditionally price-sensitive, damage to our professional reputation, including as the result of a well-publicized breach of contract or incident, could have a material adverse effect on our business.

To a large extent, relationships with clients and customer expectations and perception of the quality of our products are in large part determined by regular contact between clients and sales. If a customer is dissatisfied with our products there may be more damage in our business than in non-service related businesses. A well publicized incident of breach of contract by us could result in a negative perception of our company and our services, damage to our reputation, and the loss of current or potential customers. This would have an adverse effect on our business, financial condition, and results of operations.

Our growth strategy includes the evaluation of selective acquisition opportunities which may place significant demands on our resources. We may not be successful in identifying suitable acquisition opportunities (concepts, scripts, casts, directors, technicians, etc.) and if such opportunities are identified, we may not be able to obtain acceptable financing for the acquisition, reach agreeable terms with acquisition candidates, or successfully integrate acquired businesses.

An element of our growth strategy is the acquisition and integration of projects in order to increase our density within certain geographic areas, capture market share in the markets in which operations currently exist and improve profitability. We will be unable to acquire other  projects if we are unable to identify suitable acquisition opportunities, obtain financing on acceptable terms, or reach mutually agreeable terms. In addition to the extent that consolidation becomes more prevalent in our industry, the prices for suitable project candidates may increase to unacceptable levels thereby limiting our growth ability.

Our growth through selective projects may place significant demands on management and our operational and financial resources. Acquisitions involve numerous risks including the diversion of our management’s attention from other business concerns, the possibility that current operating and financial systems and controls may be inadequate to deal with our growth and the potential loss of key employees.

We may also encounter difficulties in integrating any project we may acquire or will have recently acquired, with our existing operations. Success in these transactions depends on our ability to be  successful with our operational and financial systems, integrate and retain the customer base  and realize cost reduction synergies.

Failure to integrate or to manage growth could have a material adverse effect on our business. Further, we may be unable to maintain or enhance the profitability of any acquired project, consolidate its operations to achieve cost savings, or maintain or renew any of its contracts.

In addition, liabilities may exist that we fail or are unable to discover in the course of performing due diligence investigations on any project we may acquire or have recently acquired. Also there may be additional costs relating to acquisitions including but not limited to possible purchase price adjustments. Any of our rights to indemnification from sellers to us, even if obtained, may not be enforceable, collectible, or sufficient in amount, scope or duration to fully offset the possible liabilities associated with the project or property acquired. Any such liabilities, individually or in aggregate, could have a material adverse effect on our business.

If we cannot effectively compete with new or existing project providers, the results of our operations and financial condition will be severely affected.

Our industry is intensely competitive. Our direct competitors include companies that are national and international in scope and some competitors have substantially more personnel, financial, technical and marketing resources than we do, generate greater revenues than we do, and have greater name recognition than we do. The recent trends toward consolidation in the industry may lead to further competition. In addition, some competitors may be willing to offer similar services at lower prices, accept a lower profit margin, or expend more capital to maintain or increase their business. If we are unable to successfully compete with new or experienced providers, our business, financial condition, and results of operations will be adversely affected.

If we are unable to attract, maintain and manage our officers and administrative staff, our business will suffer.

Organized labor or occupational health and safety laws and regulations could have a material adverse effect on our operations.

In addition, we and our providers are subject to, among other laws and regulations, comprehensive U.S. Occupational Health and Safety (OSHA) laws and regulations. Such laws and regulations may become more stringent and result in necessary modifications to our current practices that could force us to incur additional costs that could materially affect us.

Existing or future government regulation could harm our business.

Use of Internet

We are subject to the same federal, state and local laws as other companies obtaining business from the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our  business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

Risks Relating to this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Some Of Our Current Shareholders Will Become Eligible To Sell Their Stock, Which May Adversely Affect The Market Price Of Your Stock and The Company’s Ability to Sell out This Offering.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters (Other than our selling shareholders all of whom are deemed underwriters or broker-dealers). The table below sets fort the use of proceeds from this offering:

Gross Proceeds	$3,000,000
Offering Expenses	$300,000
Net Proceeds	$2,700,000

The net proceeds will be used as follows:

Concepts development	$2,400,000
Internet	$75,000
Marketing and advertising	$125,000
Legal and accounting	$100,000

All proceeds from the sale of the 207,490,000 shares from existing shareholders will be paid directly to those shareholders.  The  selling shareholders will sell their shares at a fixed price of $.10 per share for the duration of the offering.

Upon completion of the offering, we intend to immediately initiate the development of our website. We intend to hire an outside web designer to assist us in designing and building our website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable subscription website, network infrastructure, and transaction processing system.

Marketing and advertising will be focused on attracting clients to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other  website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. The cost of developing the marketing and advertising campaign is estimated to be $125,000.

We estimate that our legal, auditing, and accounting fees to be $50,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months.  Our officers and directors, determined that the funds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise funds  in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

•

our lack of operating history;

•

the proceeds to be raised by the offering;

•

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

•

our relative cash requirements.

DILUTION OF THE PRICE PAID FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of  October 31, 2012,  the net tangible book value of our shares of common stock was $19,088 or approximately $0.00   per share based upon  207,490,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 207,490,000 shares to be outstanding, will be $2,680,912  or approximately $0.01 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.01  per share without any additional investment on their part. You will incur an immediate dilution of $ 0.09 per share.

After completion of this offering, purchasers of shares in offering will collectively own approximately 14% of the total number of shares then outstanding shares for which the purchasers will have made cash investments in the aggregate of $3,000,000, or $0.01 per share. Our existing shareholders will own approximately 86% of  the total number of shares then outstanding, for which they will have made contributions of  $212,893  in professional services, or approximately $0.00  per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Net tangible book value per share before offering		$0.00
Net tangible book value per share after offering		$0.01
Increase to present shareholders in net tangible book value per share after offering		$0.01
Number of shares outstanding before the offering		207,490,000
Percentage of ownership after offering assuming maximum number of shares are sold	%	86

Purchasers of shares in this offering if all of the shares are sold:

Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$3,000,000
Number of shares after offering held by public investors	30,000,000
Percentage of ownership after offering	14%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 30,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers (Other than our selling shareholders all of whom are deemed underwriters). In addition 203,040,000 shares are being sold by current shareholders. The offering price is $.10 per share.  The selling shareholders will sell their shares at a fixed price of $.10 per share for the duration of the offering. Funds from this offering will be placed in a separate bank account at Bank of America, The funds will be maintained in the separate bank until we receive $300,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold a minimum of 3,000,000 shares and raised $300,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind.  During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $300,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days  if extended. Collected funds are deemed funds that have been paid by the drawee bank. Our  officers and directors, will make the determination regarding whether the offering conditions are satisfied. There are no finder's fees involved  in our distribution.

Our officers and directors will not purchase shares in this offering.

Our  officers and directors will not receive any commission from the sale of any shares. They will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.

The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2.

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.

The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not  associated with a broker/dealer.  They are not a broker/dealer or associated with a broker/dealer. They have  not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of  our officers and directors will not purchase any shares in this offering and there will be no offers or sales to affiliates.  Further, the shares will not be offered through any media or through investment meetings. our officers and directors will personally contact  potential investors.  The only means of communication will be verbal, by telephone or personal contact. The only documents  to be delivered in connection with the offering will be this prospectus  and a subscription agreement.  No communications or prospectus will be delivered prior to the effective date of our registration statement.

Prior to selling our shares in various states, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire.

Selling Security Holders

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions.   The  selling shareholders will offer  their shares at a fixed price of $.10 per share for the duration of the offering. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders. A selling shareholder will pay all sales commissions and other costs of the sale of the shares offered.

LIST OF SELLING SHAREHOLDERS

Shares Outstanding 207,490,000

Name	Shares to be Sold	Percentage of ownership

Carmine T Biscardi	125,885,000	60.67%
Carmine T Biscardi Jr	5,700,000	2.7%
William A Coffee Jr	840,000	0.4%
Equity Consultants	600,000	0.3%
Richard Fletcher	5,700,000	2.7%
Greta Goth	18,500,000	8.9%
Dennis James Kazubowski	6,700,000	3.2%
Youssary (Joe) Kelada	15,000,000	7.2%
William F Marlette	26,250,000	12.65%
R4 Services	50,000	0.02%
Peter J Virgili & Douglas a Baker (tenants in common)	200,000	0.1%
Total	207, 490,000	100%

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further,  many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to  Bigfoot Projects Investments, Inc. and sent to 570 El Camino Real NR-150 Redwood City CA 94063

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $300,000. Upon receipt of $300,000, we will withdraw and use the funds. If we do not receive the minimum of  $300,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

BUSINESS

Bigfoot Project Investments, Inc., was incorporated pursuant to the laws of the State of Nevada on November 30, 2011.

In 2006, a Nevada corporation; “Searching for Bigfoot, Inc.” was formed, to research in determining the existence of a creature commonly referred to as “Bigfoot”. For the past six years “Searching for Bigfoot, Inc.” has financed research and expeditions throughout the United States and Canada.

Beginning as a simple organization with the intent of raising funds to produce a movie for distribution, “Searching for Bigfoot, Inc.” evolved to a point where it acquired significant value in Video/film footage, materials, artifacts, and relationships with organizations interested in “Bigfoot” existence around the country.

Recently a decision was made to pursue this opportunity as an ongoing investment business venture. Management team members were brought together to form an entertainment investment corporation that would capitalize on both current and future investment projects.

On November 30, 2011 a Nevada corporation, Bigfoot Project Investments, Inc., was created.

Bigfoot Project Investments Inc.’s., purpose is to focus all our projects into one investment holding company and to file for a public offering. We intend to consolidate all projects into one investment marketing  plan, which we believe could be more effective than a single plan, thereby increasing the overall profits of the projects than if they were individually marketed.

We intend to create investment project entertainment properties surrounding the mythology, research and hopefully, capture the creature known as Bigfoot.

We intend to become an entertainment investment company, where our competitive advantage is our developed knowledge base and the advanced level of maturity of our projects. We intend to capitalize on “Searching for Bigfoot Inc.” current stockpile of projects through agreements; allowing our company to continue creation of media properties and the establishment of physical locations, partnerships and alliances with organizations to augment investment markets to create revenue as a stand- alone enterprise.

On January 11, 2013, The Board of Directors of Bigfoot Project Investments, Inc. passed a resolution to acquire Searching for Bigfoot Inc. and all the projects and assets currently owned by “Searching for Bigfoot, Inc.

The stockpile of projects currently consists of nine DVD Movies which are being marketed to both DVD and Video On Demand (VOD) domestic distribution markets.  Additionally, preliminary investment plans are being made for a 3D Movie with a movie production company.  Foreign distribution markets have recently become available and are in the process of being contracted for all nine DVD movies. This market would include the movies subtitled and dubbed in foreign languages throughout Europe, Asia and South America.  Currently we are represented by our contracted marketing distributor, The Bosko Group, in which they represent and sell the rights for the nine DVD Movies.

The Bosko Group currently has a contract in place with Channel Sources (a major DVD distributor) with four of  our  nine DVD films for distribution, and has recently started placing them in retail locations throughout the United States.

The Bosko Group also has contracted Gravitas Ventures VOD for the same four films. These films were recently made available to Gravitas supplied cable subscribers, which number approximately 15-25 million households across the U.S. at present.  Additionally, the movies will be available to the tens of millions of digital customers via the high-profile and heavily trafficked platforms: ITunes, Cinema Now, Vudu, Amazon Prime, Amazon Instant Video, Netflix Watch Instantly, Hulu and Sony PlayStation North America (United States, Mexico, and Canada).

Presently two more recent DVD releases of the nine films are being contracted through both Channel Sources DVD Distributor and Gravitas Ventures VOD.  The Bosko Group (our media marketer for DVD/VOD films) projections for 2013 are that all nine DVD Movies will be placed under contract with both Channel Sources and Gravitas Ventures VOD companies for both domestic and foreign distribution.

These movies will then also be available to the tens of millions of digital customers via the high-profile and heavily trafficked platforms: ITunes, Cinema Now, Vudu, Amazon Prime, Amazon Instant Video, Netflix Watch Instantly, Hulu and Sony PlayStation North America (United States, Mexico, Canada, and over 40 countries in Asia and Europe).

Lions Gate Television (Independent Television Production) was contracted to produce a reality cable TV Pilot episode with Searching for Bigfoot Inc. by Syfy (formerly Sci-Fi Channel an American Cable television channel), and part of the entertainment Conglomerate NBC Universal, a subsidiary of Comcast and General Electric.  As of 15 January 2013, a pilot episode was completed with the Reality Cable TV Lions Gate Television that is scheduled to air at the end of April 2013 on the Syfy cable TV network. Based on the successful performance of the pilot a contract will be offered for eight episodes of the reality show.

We are currently negotiating agreements with a 3D Movie Production Company to produce a movie called "Bigfoot 3D". The draft script has already been written and is being finalized with Golden Leaf Pictures, the production company.

We plan to continue to amass artifacts and a media stockpile of intellectual and physical properties that will continue to feed the development of projects for the future.

Bigfoot Project Investments Inc. bears a high degree of risk, lacking maturity and not having a background or reference point to evaluate or compare company performance to the investor.  Each of the projects we market will be carefully reviewed for market value by the Board of Directors. These Projects will be based on agreements with property owners of other organizations. Personnel in each project area will share in the responsibility running our company’s operations.

Current Entertainment Market Trends:

Our Economy: Starting out any business during the economic crisis currently experienced worldwide is risky. Even though we are in tough economic times, people still want entertainment.  Major corporations in television, movies, video games and other recreational commodities will meet the demand for entertainment as the economic crisis recedes.

Sectors like video games, DVDs and cable TV are buffered from the shockwaves hitting other parts of the economy.

The home entertainment industry is also counting on the Blu-Ray technology to help carry through the downturn. It is expected consumers will adopt the High-DEF format as readily as they did for VHS during the 1981 recession.

Cable TV also has free, night-on-the-couch appeal for the economy stricken consumer. The research firm “SNL Kagan” said cable TV advertising has grown as channels like ESPN and Lifetime continue siphoning viewers away from broadcast TV. When squeezed companies slash their advertising budgets, cable has the cushion of a second revenue stream - about 50% of its cash comes from affiliate fees paid by cable operators.

Entertainment Revenue Sources: (USA TODAY, By Scott Bowles 3/12/2010)

Movie going worldwide leaped almost 8% in 2009, mirroring a 10% spike in the U.S. box office. The surge came despite an economic spiral that shuttered production on many films.

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3-D screens led box office to record $29.9 billion in 2009.

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Market was driven by digital and 3-D screens that brought in record repeat business.

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3-D movies constituted 11% of all business in 2009.

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$1.1 billion in ticket sales, a 375% increase from 2008.

The Motion Picture Association of America, Inc. (MPAA) annual Theatrical Market Statistics Report for 2010 showed that global box office receipts for all films released around the world reached an all-time high of $31.8 billion.  That is an increase of 8% over 2009. The U.S./Canada market repeated its peak performance in 2010 but remained flat at $10.6 billion.  International box office increased by 13%, with the largest growth in Asia Pacific which grew by 21%. More than 40% of the Asia Pacific box office growth occurred in China.

The number of screens has remained constant over the past five years at around 150,000 worldwide; however digital screens have increased dramatically. Nearly one-quarter of all screens are now digital and over 60% of those are 3D-capable.  In 2010, every region in the world more than doubled its digital screen count for an overall increase of 122%.

Even though U.S. theatrical distribution is still the key in the large scale dissemination of a feature length film, international markets, home sales, and internet, DVD, Video On Demand and pay-per-view markets are gaining even greater strength than they had before. Pay Cable Television with VOD is still a viable market but through the innovation of On Line Video and digital growth projected in the coming years. Cable TV will eventually decline as shown in the market projections that follow below.

Home Video (Press Release ABI Research Published: 04/28/2012)

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Internet penetration rates are expected to exceed 60% for game consoles, TVs, and Blu-ray players in the U.S. by 2017.

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More than One in Five US Households Have a TV Connected to the Internet.

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79% of Netflix Watch Instantly. Customers use it to watch movies and television shows on a TV.

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59% of this group access Netflix via a video game system.

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10.4% of US homes had an IPTV in February 2012 vs. 4.7% a year prior.

Kiosks like Redbox represent 22% of all U.S. movie rentals in 2012, up from 19% in 2011

(CONVERGENCE ONLINE Published: 04/03/2012).

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In 2012 Americans will pay to consume 3.4B movies online, 1B more movies per year than are consumed on DVD and Blu-ray combined.

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Online subscription services like Hulu Plus and Netflix will represent 25% of all U.S. movie rentals in 2012, up from 13% in 2011.

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Video will account for 5.8%, or $151.5MM, of the $2.61B in total U.S. mobile ad spending in 2012.

Cable Television (TDG RESEARCH Published: 01/11/2013)

US cable pay TV subscriptions peaked at nearly 101M households in 2011 and will decline to less than 95M households by 2017.

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1/5 of pay TV service providers know their cable, satellite, or Telco provider offers technology that lets them view video content over the internet on digital devices.

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Among tablet owners who subscribe to cable companies that offers streaming TV apps, 50% have downloaded the app.

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20% of pay-tv subscribers would cancel their service if they could get their favorite shows online.

On Line Video (ComScore study, released in February 2011)

An overview of the world of online video.  The demand (and opportunity) for online video is growing:

• 82.5% of the U.S. Internet audience viewed a video online.

• Viewers watched 75% more videos online in December 2010 than December 2008.

In a 2010 report from Cisco, 30% of Internet traffic is currently video. By 2013, 90% of Internet traffic will be video.

• Advanced Internet video (3D and HD) will increase 23-fold between 2009 and 2014.

• By 2014, 3D and HD Internet video will include 46% of Internet video traffic.

• In the same time frame, online video ad spending will swell from $1.97 billion to $5.71 billion.

The Bigfoot Media Projection:

All of the current media entertainment projects Bigfoot Project Investments Inc., will market are firmly embedded into the positive side of the Media Market Trends described above.  All of the company projects are based on a legendary creature (Bigfoot) still being pursued and recognized worldwide, to reveal its identity as a species to science and the world. The Bigfoot creature is known around the world. Bigfoot has worldwide awareness.

Bigfoot-like creatures are known by many different names all over the globe:

-Almas-Mongolia

-Amomongo– Megros, Philippines

-Mono Grande– South America

-Barmanou– Afghanistan/Pakistan

-Chuchunaa – Siberia

-Fear Liath – Scotland

-Man-Beast – England

-Hibagon – Japan

-Nguoi Rung – Vietnam

-Orang Mawas – Malaysia

-Sumatra Woodwose – Medieval Europe

-Yeren – Hubei, China

-Yeti – Tibet

-Yowie – Australia

There is intense competition in the media entertainment industry, and one thing that stands out in this industry that accelerates sales to consumers is a publically recognized brand.  Our company and projects name reflect a brand name that invites the curiosity of people worldwide into wanting to know more about it. The name “Bigfoot” hopefully intrigues people and will entice them into wanting to see and experience the various projects we have to offer the entertainment industry.  This is evident in the agreements we have acquired with major distributors of media such as:

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Gravitas Ventures, one of the world’s largest video on demand companies has an enormous audience – more than 100 million homes in North America alone – and continues to experience remarkable growth and expansion worldwide.  Gravitas has developed a genre’ Bigfoot category that encompasses only our DVD movies in the category for Video on Demand movies. So when customers select the genre “Bigfoot” only our movies will be shown in the category listing.

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Channel Sources distribution company represents clients in over 100 retail chains worldwide, with more than 15,000, shelves in North America alone, Channel Sources has introduced over 300 product lines into retailers and currently represent over $200,000,000 in annual reseller revenue. We have marketing agreements in place with both companies for four of our nine DVD Movies. The remaining five movies are in process of being added to the current agreements.

Our Markets.

We intend to exploit and market every media aspect of our project inventory stockpile of properties and artifacts to the fullest extent possible, and to bring the investors the highest return of the Investment obtainable in each project we market. The company projects are embedded into the media industry as described above in the Entertainment Media Market Trends with contract agreements and with well established distribution and sales companies.

We have projects positioned for markets as presented.

The Bigfoot 3D Movie Project –We are negotiating an agreement with Golden Leaf Pictures, San Jose, CA. The draft script for the movie is currently in process of being finalized.

Current Proposed Project Highlights

• Exclusive Worldwide License for the unseen Bigfoot Hoax footage.

• Huge fan base, for one of the most recognizable creatures in history.

• Golden Leaf Pictures will use the latest technologies to create the ultimate Bigfoot film.

• Golden Leaf Pictures will release in digital 3D, digital 2D, and IMAX 3D.

• Bigfoot 3D will also be released in a 3D and 2D high definition DVD format.

• The Bigfoot 3D video game will be a 3D release.

• Merchandising opportunities are expected worldwide.

DVD/VOD Movies and Documentary Film Projects:

Legend of Bigfoot

In the Shadow of Bigfoot

Bigfoot Alive in 82

Note 2: The below DVD videos “Bigfoot Lives” won the 2007 Pocono Mountain Film Festival Award for Best Documentary and Best Director. Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax both won 2011 Pocono Mountain Film Festival Awards for Best Documentary.

Bigfoot Lives, Released 2007.

Bigfoot Lives-2, Released 2011.

Anatomy of a Bigfoot Hoax, Released 2011.

Bigfoot Lives-3, Released 2012.

Hoax of the Century, Released 2012.

Pursuit, The Search for Bigfoot, currently being marketed 2013.

Note 3: Channel Sources has contract for DVD Movies for distribution and has placed Bigfoot Lives, In the Shadow of Bigfoot, Bigfoot Lives 2 and Anatomy of a Bigfoot Hoax in retail locations throughout the U.S.

Gravitas Ventures VOD has contract in place for In The Shadow of Bigfoot, Bigfoot Lives, Bigfoot Lives-2 and Anatomy of a Bigfoot Hoax. These films, which will be sold at $2.99-$4.99, were recently made available to Gravitas supplied cable subscribers, which number approximately 15-25 million households across the U.S. at present.

Additionally, the movies will be available to the tens of millions of digital customers via the high-profile and heavily trafficked platforms: ITunes, Cinema Now, Vudu, Amazon Prime, Amazon Instant Video, Netflix Watch Instantly, Hulu and Sony PlayStation North America (United States, Mexico, and Canada).

2013 Projected developing markets. Markets for 2013 are being negotiated by The Bosko Group who is contracted to Searching for Bigfoot to market the DVD and VOD products. As done in the past contracts with Channel Sources and Gravitas Ventures. Here is the list of movies:

Legend of Bigfoot

In the Shadow of Bigfoot

Bigfoot Alive in 82

Bigfoot Lives, Released 2007.

Bigfoot Lives-2, Released 2011.

Anatomy of a Bigfoot Hoax, Released 2011.

Bigfoot Lives-3, Released 2012.

Hoax of the Century, Released 2012.

Pursuit, The Search for Bigfoot, currently being marketed 2013.

The 2013 contracts will include these nine titles marketing/distribution in United States, Canada and Puerto Rico. The projections anticipated for this market are provided by The Bosko Group, our currently contracted distributor. All projections below are projections from the Bosko Group.

2013 Projected markets:

North America:

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Cable VOD= over 100 million U.S. households.

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Cable VOD= over 10 million Canadian households

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Digital VOD= over 150 million active users (US/Canada)

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DVD= over 400 retail outlets

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DVD= over 50,000 rental outlets (i.e., Redbox has 38,560 kiosks alone)

New Development Markets (Foreign Distribution). The big news for 2013 is that it will be the year that we can exploit foreign territories. We have always practiced conservatively in the foreign markets because of the dangers of piracy and inability to realistically track funds. Combine that with the obvious worldwide appeal of Searching for Bigfoot Inc.; Films and we have a recipe for financial disaster. Luckily, that has now changed. Meaningful VOD distribution is finally available in foreign territories, and all of the Searching for Bigfoot Inc.; movies will benefit from these new markets.  As a snapshot of what is coming for 2013, see below:

2013 Platforms Video On Demand (VOD).

Note: *-denotes International

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Avail TVN (Both On Demand and In Demand) -

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ITunes * - Delivered to stores across Europe, Australia, New Zealand, and Asia (About 40 countries). Future- Latin America.

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Amazon

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Sony PlayStation

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Google Play

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Google YouTube *- Films can go worldwide.

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Vudu

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Cinema Now

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ViewStar * - North America, UK and Australia. Note: UK owned by retail giant Tesco

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Overdrive

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Big Star *- Films can go worldwide. Note: new internet platform building up library to compete with Netflix. Lower monthly price point. In test stage to evaluate performance.

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Netflix *- Latin America, the UK, Ireland, and Scandinavia.

Other International VOD Opportunities:

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Blinkbox

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YOU ON Demand – Present. Testing in China. Note: a joint venture between China and You On Demand which is run by former-WWE executive Shane McMahon.

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On Demand Group – Southeast Europe, Latin America, Middle East (totaling 40 countries).

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Scandinavia – Norway, Sweden, Denmark, and Finland.

2013 Platforms DVD (rental and retail).

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Redbox

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Family Video

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Wal-Mart

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Costco

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Best Buy

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Target

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More than 400 traditional retailers in the U.S.

The Bosko Group Projected Revenue Streams for 2013.

The catalog of Searching for Bigfoot Inc. Films represents Bosko Groups best-selling titles, and their evergreen nature allows for a constant, and in many cases, growing sales curve over time.  Bosko Group uses “Bigfoot Lives” as an example many times with producers and buyers to point out to a “best case scenario” of creating the right film for the right market. And, all of the resulting productions since that initial partnership have delivered on that same promise. Revenue for Searching for Bigfoot Inc. films is generated by two basic outlets; VOD and DVD.

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VOD – typical revenue reflects approximately $4500-$6500 monthly. This does not take into account however that three of the Searching for Bigfoot Inc. films have yet to enter the system, thus are not reporting earnings. Additionally, this figure does not include any international revenue. And, none of the Searching for Bigfoot Inc. Films is currently on ITunes, which will be a huge earnings market.

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DVD – typical revenue reflects approximately $2500-$3500 monthly.  Again, this does not take into account the three films that have not entered the retail and rental market distribution system yet.

2013 – Big Project Projection “Pursuit”.

The upcoming project, Pursuit is a blockbuster. The “found footage” genre is constantly growing, and to combine this popular film making approach with the appeal of Bigfoot hunting is literally distribution “gold”!  In addition to creating a found footage movie with dates, places and people that can actually be researched by audiences, our ongoing relationship with Eduardo Sanchez of Blair Witch Project fame, and director of the upcoming Exists (his own found-footage Bigfoot film), puts us in a league that not many can emulate.

In addition to the revenue streams identified above, The Bosko Group would anticipate Pursuit could do the following business based on its design and timing:

DVD – 50,000 to 100,000 units (i.e., Redbox sale alone would net 50,000 units). Units in this type of sale net the producer $4-$7 dollars per unit.

VOD

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Cable - $50,000 dollars initial 6 months

•

Digital Royalty - $75,000 dollars initial 6 months

•

Digital License - $40,000 to $75,000 initial 6 months

ONGOING PLAN: Bigfoot Project Investments Inc., has acquired “Searching for Bigfoot Inc.”, a stockpile of artifacts/assets and over 360 hours of video expedition footage. Another DVD movie Bigfoot Lives 3 is in production and soon to be released in mid-2013. There is enough media and Artifacts to develop many more movies. As we continue to conduct the research and expeditions continue to evolve, we will be adding to the current stockpile for a continuous flow of media to be used in future projects to be added to our company projects for investors.

Proprietary Rights Of Our Projects.

We have copyrights and copyrights pending for nine DVD movies; The Legend of Bigfoot, In The Shadow of Bigfoot, Bigfoot Alive In 82, Bigfoot Lives, Bigfoot Lives 2, Bigfoot Lives 3, Anatomy of a Bigfoot Hoax, Hoax of the Century and Pursuit.

We also have proprietary rights with a contract letter from the Blackfeet Nation in Browning Montana to sell a dinosaur fossil. There are also agreements with The Bosko Group, and Channel Sources DVD distribution chain to sell four of nine DVD movies the other five movies are currently being added to the agreement. There is also an agreement with Gravitas VOD for the same four movies in which the remaining five movies are currently being added to the agreement.

Our current President/CEO, C. Thomas Biscardi will be contributing a vast array of collectibles and artifacts of Bigfoot, including a Dinosaur fossil that he has a contract to market and sell from the Blackfeet Nation in Browning, Montana.

The intellectual property rights include business plan templates and design, business logo development, web site designs, and data bases of private financial lenders.  Third party service providers are out sourced entities that will provide support in the development of future intellectual properties.

For example, the company will need third party assistance with the following: graphic designer, press release, Video/Film development of new movies, expedition/research to continue development of project products, web consultant, or help with additional technological issues or assistance with the development of products outside the scope of the organization.

Research and Development:

We continue to conduct research on expedition’s video and filming.  Currently, “Searching for Bigfoot Inc.”  has 360 Hours of raw Video footage taken from various SFBI expeditions and has been used to produce several DVD documentary films. There is still enough footage to produce several more documentary films.  This media is being developed into future revenue streams. We will continue to pursue other existing and new media resources to develop continuous revenue to our investors.

Employees.

Currently, we have no employees other than our officers and directors. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. Meanwhile, we intend to utilize outsourcing quality personnel in conjunction with the talents of our Current Officers and Directors. We believe our future success depends in large part upon the continued services of our current Officers and Directors.

Facilities.

Our executive, administrative and operating offices are located at Bigfoot Project Investment Inc.,

570 EL CAMINO REAL NR-150, REDWOOD CITY, CA 94063. This is also the office of our President and CEO, C. Thomas Biscardi. He makes this space available to the company free of charge. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

Limited Operating History; Need for Additional Capital

As we are a new corporate entity, there is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we may have to seek additional financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Being a publically listed company will improve our opportunities to acquire additional financing, whether debt or equity.

Liquidity and Capital Resources

We plan to raise money from this offering. If we raise the minimum $300,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations that we will stay in business. If we are unable to successfully add clients to our base, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

The amounts set forth above are only an estimate. We are unable to predict precisely what amount will be used for any particular purpose. To the extent the proceeds received are inadequate in any area of expenditures; supplemental amounts may be drawn from working capital, if any.  Conversely, any amounts not required for proposed expenditures will be retained and used for working capital.  Should the proceeds actually received, if any, be insufficient to accomplish the purposes set forth above, we  may be required to seek other sources to finance the Company’s operations, including individuals and commercial lenders.

Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

Employees

As of  February 7, 2013, we have no employees other than our  officers and directors. We anticipate that we will be unable to hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our officers and directors.

Facilities

Our executive, administrative and operating offices are located  570 El Camino Real NR-150 redwood City CA 94063. This is also the office of our officers and directors, Mr. Marlette, Director makes this space available to the company free of charge for the present time. There is no written agreement documenting this arrangement.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our subscription website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations. We believe the technical aspects of our subscription website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations.  We estimate the money we raised from a private placement memorandum and the money we raise in this offering will last 12 months.

Our officers and directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented , they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

Plan of Operation

Assuming we raise the minimum of $300,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop our operation. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will intensify development of our plan, concepts and website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of our plan, concepts website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website and developing workable versions of our network infrastructure and transaction processing systems will take approximately two months. A breakdown of the costs of developing our needs is set forth in the Use of Proceeds section of this prospectus.

3.

Approximately 90 days after we complete our public offering, we intend to promote our services primarily through advertising and marketing, such as blogs, posting online communities such as Yahoo!(R) Groups and amateur subscription websites such as YouTube.com. and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of  $125,000 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we may have to seek additional financing  to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on November 30, 2011 to October 31,  2012 revenues were $476 and expenses were $23,458.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum of $300,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully add customers to our base, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Several of our officers and directors are willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by any of our officers and directors.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, we estimate  it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 203,040,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of  October 31, 2012, our total assets were $3,662  and our total liabilities were $22,750. As of  October 31, 2012, we had cash of $3,662.   Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Any or our current liabilities do not have to be paid at this time, and will not be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our  officers and directors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of  February 7, 2013 regarding the number of shares of common stock of Security beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of our stock.

Name and Address of Beneficial Owner(1)(2)(3)	Shares Before the Offering/ Percent of Class	Shares After the Offering/ Percent of Class

Carmine T. Biscardi 570 El Camino Real NR-150 Redwood City, CA 94063	125,750,000 61.93%	0

William F. Marlette 14231 Meadowrun Street San Diego, CA 92129	26,250,000 12.86%	0

Greta Goth 1265 Westridge Drive Portola Valley, CA 94208	17,500,000 8.61%	0

Youssary (Joe) Kelada, MD 406 Sunrise Avenue Suite 250 Roseville Ca 95112	15,000,000 7.38%	0

Dennis James Kazubowski 715 North First Street Ste. 21 San Jose, CA 95112	5,500,000 2.70%	0

Richard L. Fletcher 1535 Farmers Lane Santa Rosa, CA 95405	5,500,000 2.70%	0

C. Thomas Biscardi, Jr. 112 Iron wood Road Middlesboro KY 40965	5,500,000 2.70%	0

William A Coffee Jr. 2868 Vista Blvd #124-110 Sparks, NV 89434	840,000	0

Equity Consultants 2550 E. Desert Inn Road #224 Las Vegas, NV 89121	600,000	0

R4 Services 3172 N Rainbow Blvd. #215 Las Vegas, NV 89108	50, 000	0

Peter J Virgili & Douglas A Baker Ten Com 253 Tall Pines Dr. Sewell NJ 08080	200,000	0

(1) All directors, named executive officers, and persons owning 5% or more of our stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% or more of  our stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

(3)The shares are held by _______________________________________

There are no arrangements currently in place which may result in a change of control of  the company.

MANAGEMENT

CARMINE T. BISCARDI

The name, address, age, and positions of our President, CEO, COO and Director are set forth below:

Name and Address	Age	Position
Carmine T. Biscardi 570 El Comino Real Nr-150 Redwood City, CA. 94063	63	President, CEO, COO, Director

EDUCATION

1966-Sunnyvale High School, Sunnyvale, CA

1981-Life Underwriters Training Counsel I, and 1I

1976-Certified Life Management School

1979-Dale Carnegie Management and Motivation

WORK HISTORY

Extensive experience in management, sales, marketing and promotion. Experienced in managing a large sales force and staff, utilizing a hands on approach. Leading expert in the research of a creature known as Bigfoot or Sasquatch.

Apr 2006 – Present - Searching For Bigfoot Inc. Redwood City, CA.-Director & Owner

Jan 1991 Present Tom Biscardi Associates Redwood City, CA. - Owner & Manager

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Promotions. Marketing. Consulting.

Oct 1988 - Jan 1991 Security Shield Insurance Agency Mt View, CA. - President & CEO

Apr 1976 - Oct 1988 Certified Life Insurance Co. Sherman Oaks, CA. - Divisional Vice President

Apr 1973 - Apr 1976 – Retired

Oct 1971 - Apr 1973 Amazing Horizons Corporation Sunnyvale, CA. - President & Founder

Sep 1966 - Oct 1971 Direct Contact Advertising San Jose, CA. - Director of Sales

AWARDS/COMMENDATIONS

1979-1987 Holder of 56 Quota Buster Awards and Holder of 23 Divisional Vice President Awards

WILLIAM F. MARLETTE

The name, address, age, and positions of our Secretary, Treasurer, CFO and Director are set forth below:

Name and Address	Age	Position
William F. Marlette 14231 Meadowrun St. San Diego CA. 92129	65	Secretary, Treasurer, CFO, Director

MILITARY EXPERIENCE

United States Navy, October 1965 – September 1994 – Retired 29 years’ service.

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October 1965 – April 1981 - Served 16 years as an Enlisted submarine Communications Technician as E-9 Master Chief Radioman, Submarine Qualified (RMCM(SS)).

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April 1981 – September 1994 – Served 13 Years as Commissioned Naval Officer, LCDR LDO, Communications.

EDUCATION

June 1964 – Graduated High School, Forest Lake, MN

October 1965 – April 1981 Over 42 Navy technical maintenance/repair schools

May 1981 – Completed Naval Officer Indoctrination Course, Naval Aviation Schools Command.

WORK HISTORY

Over 44 Years’ experience in military and industrial management of communications.

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Government Contractor Project Manager 15 Years: Extensive Experience in managing development and delivery of military state-of-the-art communications programs to all new construction/overhaul naval ship classes (Carrier, Amphibious etc…)

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29 Years Extensive military operational, technical and managerial experience in Staff, Battle Group, Joint Strategic and Tactical Communications and Fleet Communications (Submarine, Airborne, Tactical and Ground Site (includes satellite)).

Retired – July, 2011 - Present

BAE Systems SSIO, Charleston S.C., San Diego Onsite Representative February 1999 June 2011

Semcor Corporation (ACS and currently Titan Corporation), November 1997 – February 1999

Anteon Corporation (Formerly Ogden Government Services), March 1995- November 1997

AWARDS/COMMENDATIONS

Government Contractor: 2011 – Lightning Bolt Award – USS GEORGE H. W. BUSH (CVN-77), PEO C4I, 2004 - Lightning Bolt Award – USS RONALD REAGAN (CVN-76), PEO C4I.

Naval Officer: 1981-1994- NAVY COMMENDATION MEDAL, 3 Awards

April 1986 - Commander in Chief United States Pacific Command, Letter of Recognition.

Naval Enlisted Service:  1976 – 1980 – Navy Achievement Medal 2nd Award- USS GEORGE WASHINGTON (SSBN-598) BLUE., 1974-1976 – Navy Achievement Medal – Fleet Ballistic Missile Submarine Training Center, June 1969-May 1973 – Commander Submarine Force U.S. Atlantic Fleet Letter of Commendation, USS TECUMSEH (SSBN-628) BLUE.

GRETA GOTH

The name, address, age, and positions of our director are set forth below:

Name and Address	Age	Position
Greta Goth 1265 Westridge Drive Portola Valley, CA. 94208	83	Director

Education

1949-1951 - Real Estate education, West Portal area, San Francisco, CA (under tutorage of Bill Cowan).Also attended computer education at Canada College during same period. .

Work History

Mrs. Goth is an entrepreneur and her expertise is in the area of the legal secretarial and paralegal field, office management, administration and computerization of legal firms. Experience is also paralleled with management of Family Real Estate Company for 10 years.

1952 – 1962 – Mrs. Goth and Spouse Real Estate Company, Rhapsody in Blue, Redwood City, CA.

1952 – 2004 – Management of Law Firm, O.A. Goth Law Office, Redwood City, CA.

1962 -2004 - Established and managed three additional law firms.  Goth and Dennis Law Firm, Redwood City CA. then Goth, Dennis and Arron Law Firm, Redwood City, CA. and lastly Goth Arron and Silvestri Law Firm, Menlo Park CA.

o

1962-2004-Lectured at the College of San Mateo, San Mateo County Bar Association, Barristers Club, Legal Secretaries Association, management panels, and various functions related to the legal field.

o

1962-1964-Educated attorneys, legal secretaries and legal assistants in management and educational skills.

o

1980-Provided consulting services to KNWZ radio station in Palm Desert, providing computerized automation and establishing a system for in-house accounting and word processing.

o

1980 - Was published in the New York Law Review Journal at a time when computerization of legal firms was practically non-existent.

2004-Present – Retired due to spouse’s medical issues, but continues Lecturing and consulting.

DENNIS J. KAZUBOWSKI

The name, address, age, and positions of one of our directors is set forth below:

Name and Address	Age	Position
Dennis J. Kazubowski 715 North First Street, Suite 21 San Jose, CA. 95112	55	Director

MILITARY EXPERIENCE

March 1973 to July 1979 – United States Marine Corps – Honorable Discharge

September 1980 to September 1983 – United States Army – Honorable Discharge

EDUCATION

June 1984 - Associates of Arts – Business Administration, San Diego Mesa College, CA.

June 1986 - Bachelor of Science in Laws, Western State University, San Diego, CA.

May 1988 - Juris Doctor, Thomas Jefferson School of Law, San Diego, CA.

WORK EXPERIENCE

In 1989 Mr. Kazubowski was admitted to the California State Bar and to the United States District Court for the Southern District. In January 1990 he was admitted to the United States District Court for the Northern District and in July of 1992 Mr. Kazubowski was Admitted to the United States Court of Appeals for the Ninth District.

From 1990 to 1994 Mr. Kazubowski was an associate attorney in the Law Firm of HOFFMAN & KAZUBOWSKI. His areas of legal representation were Family Law, Civil Litigation and Criminal Defense. During this period he was either lead counsel or co-counsel in 12 court or jury trials. He prepared and argued numerous motions, petitions and applications for orders, conducted many depositions, debtor examinations, pre-trial conferences, settlement conferences and dozens of arbitration’s.

From 1994 to present Mr. Kazubowski has been a sole practitioner. His areas of practice are Criminal Defense (70%), Family Law (20%), and Civil Litigation (10%). He has been counsel for more than 20 criminal jury trials, of which most were felony matters. The type cases range from disturbing the peace, to resisting arrest, to assault and battery, to attempted murder, with many of the cases being 3 strike cases. In the past 16 years he has had more than 400 clients.

PROFESSIONAL ASSOCIATIONS

Member of the California State Bar, the Santa Clara County Bar Association and Life Member of the Delta Theta Phi Law Fraternity, Santa Clara County Trial Lawyers Association and a Member of the National Association of Criminal Defense Lawyers (NACDL).

YOUSSARY (JOE) KELADA MD

The name, address, age, and positions of one of our Directors are set forth below:

Name and Address	Age	Position
Youssary (Joe) Kelada, MD Roseville Family Health Care 406 Sunrise Avenue, Suite 250 Roseville, CA. 95661	59	Director

EDUCATION

1969-Alexandria High School, Alexandria Egypt – Graduated

1976-Alexandria University (Medical School), Alexandria Egypt

1980-Board Certification, A.A.F.P American Board of Geriatrics

1977-1980- Residency, Yonkers General Hospital, Yonkers, N.Y.

WORK HISTORY

Dr. Kelada was born in Egypt, his brother is also a Medical Doctor.  Dr. Kelada has extensive experience in family practice medicine. Maintains a busy family practice with Roseville Family Health Care, Roseville CA. Dr. Kelada is also an entrepreneur and leases commercial real-estate in a National Historic Landmark District, “Old Sacramento” in Sacramento CA..  He owns one of 50 Historic buildings in the District in which he leases to several retail stores, and a café.

1983-Present – Solo Medical Practice, Roseville, CA.

1981-1983 – Eskaton Clinic, Rancho Cordova, CA.

1980-1981 – Family Practice, Elmira, N.Y.

1977-1980 Family Practice, Yonkers General Hospital, Yonkers, N.Y.

RICHARD L. FLETCHER

The name, address, age, and position of one of our directors is set forth below:

Name and Address	Age	Position
Richard L. Fletcher 1535 Farmers Lane Santa Rosa, CA. 95405	74	Director

MILITARY SERVICE

1956-1959-United States Navy, Seaman 1st Class, Qualified in Submarines.

1959-1964-United States Naval Reserve Service.

EDUCATION

1961- AA Degree at the Multnomah Jr. College, Portland Oregon1964 - B.A. at the University of Oregon and Transportation Degree at Lewis and Clark College.

WORK HISTORY

Born and educated in Portland, Oregon, Richard Fletcher is a retired Insurance Broker and Entrepreneur, now living in Santa Rosa, CA.  With a total of over 45 years of sales experience and management—retail, wholesale, auto, land and insurance companies.

2005-Present-President, Board of Directors, Searching for Bigfoot Inc., Redwood City, CA.

2004-2007-Courier Service, Trans Box Services (TBS), Santa Rosa, CA.

2002-2004-Associate Producer/Promoter, Celebrity Images, Mountain View, CA.

1998-2002-Consolidated Routing and Insurance Courier Services (ICS), Santa Rosa, CA.,

1994-1995-Bookkeeper/Manager, Store All, Santa Rosa, CA.

1992-1996-Independent Insurance Agent, Fletcher Insurance Service, Santa Rosa CA.

1980-1992-Weston Insurance Services, Director, Santa Rosa, CA.

1975-1979 - Alcohol Recovery Counselor/Job Counselor, Bi-Bett Corporation, Concord, CA.

1965-1967-Frieght Tariff Clerk Seattle WA.

1962-1967-Union Pacific Railroad Clerk, Portland OR,

1959-1961-Mortician Embalmer Apprentice, Gable Funeral Home, Portland OR.

Active in community service through associations with the 1981 -2005 Lions International Club and 1948-1954 - Boy Scouts of America-Eagle and his Scout and Order of the Arrow Membership.

C. THOMAS BISCARDI, JR.

The name, address, age, and positions of one of our directors are set forth below:

Name and Address	Age	Position
C. Thomas Biscardi, Jr. 112 Ironwood Road, Middlesboro, KY. 40965	44	Director

MILITARY EXPERIENCE

1985-1989 - U.S. Army, Ranger, Sergeant Promotable, Ft Benning GA., Honorable Discharge.

EDUCATION

1984-Esparto High School, Woodland, CA. - Graduate

1984-1985 Airborne School, Ft Benning, GA. - Airborne Honor graduate

1985- R.I.P. Ranger Indoctrination Program, Ft. Benning, GA.

1986- PLDC Primary Leadership Development Course, Ft. Benning, GA.

WORK EXPERIENCE

Mr. Biscardi has a solid background in sales experience and management—retail, wholesale, auto, land and insurance companies. His Army training as a Ranger has made him an invaluable asset to Searching for Bigfoot Inc. Field Research Team. In the capacity of Director of Field Operations, his expertise in the wilderness and superb leadership of the field team led to the successful acquisition of evidence and artifacts relevant to the company’s movie documentary series success.

2008-Present - Food City, Middlesboro KY. -Assistant Store Manager. Continues to Serve as Director for Searching For Bigfoot Inc. Redwood City, CA.

2005-2008 - Searching for Bigfoot Inc., Redwood City, CA. - Board of Directors and Director of Field operations.

2003-2005 - Independent Real estate Agent, Las Vegas, NV.

2003-2004 - Crescent Jewelers, Las Vegas, NV.

1999-2003 - UNITEK, Fremont CA, Account Manager.

1989-1999 - Diamond Center Jewelers, San Jose CA.

AWARDS/COMMENDATIONS

1985-1989 - Army Achievement Medal – 3 Awards

All directors will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our  officers and directors elected by the board of directors for a one year term, and will serve until successors are duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Employment Agreements

We have not entered into an employment agreement with our officers and directors. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our  directors do not receive any compensation for serving as a member of the board of directors.

Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 207,490,000 shares of common stock outstanding which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have no agreement to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing 6 months after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period.

The number of holders of  record of shares of our common stock is 26.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue Two Hundred Fifty Thousand (250,000,000) shares of Common Stock (the “Common Stock”) of Par Value of ($0.001).  As of the date of this Offering the Company had 207,490,000 shares of Common Stock issued and outstanding. Holders of Common Stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities.  The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is profitable.

Holders of Common Stock do not have pre-emptive rights to subscribe to additional shares if issued by the Company.  There are no conversions, redemption, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.  Holders of the Common Stock will be entitled to receive dividends, if and as declared by the Board of Directors, out of funds legally available, and share pro rata in any distributions to holders of Common Stock upon liquidation.

The holders of Common Stock will have no conversion, pre-emptive or other subscription rights.  The Shares of Common Stock outstanding at the Closing will be validly issued, fully paid and non-assessable.  The Company has issued no options or warrants to any individual or entity.

Upon any liquidation, dissolution or winding-up of  our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

Preferred Stock

The Company does not have any authorized shares of Preferred Stock.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote per Share for each Common Share held of record by Company shareholders.

 No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately ___% of our outstanding shares.

Dividend Policy

The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  For the foreseeable future, the Company intends to retain excess future earnings, if any, to support development and growth of its business.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

Transfer Agent

We will use Action Stock Transfer as our transfer agent.

Shares Eligible for Future Sale

The Securities offered hereby are "restricted securities" as that term is defined in SEC Rule 144 of the 1933 Securities Act ("Rule 144"), and may not be resold without registration under the Securities Act.  Provided certain requirements are met, the Shares of Common Stock purchased hereunder may be resold pursuant to Rule 144 or may be resold pursuant to another exemption from the registration requirement.

Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for 6 months or more, may sell every three months the greater of: (a) an amount equal to one percent of the Company's outstanding shares; or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. Persons who are not affiliates of the Company may sell shares beneficially owned for at least one year at the time of the proposed sale without regard to volume restrictions.  Lastly, there is no existing public or other market for the shares, and there is no assurance that any such market will develop in the foreseeable future.

Due to the above, all Shares offered herein will contain the following or similar restrictive legend to be placed on the certificates representing these securities:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE 1933 ACT OR LAWS, OR AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION IS NOT REQUIRED THEREUNDER."

It is anticipated that all of the Shares sold pursuant to this Offering, unless acquired by affiliates, may not be subject to restrictions on transferability, depending on registration with individual states, and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company upon compliance with registration requirements as promulgated under the Securities Act of 1933 and according to appropriate state securities laws.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 30, 2011, we issued 202,000,000 shares of restricted common stock to, our officers and directors, in consideration for professional services.  On March 15, 2012 we issued 200,000 shares of restricted common stock for $10,000 in cash. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Our executive, administrative and operating offices are located at 570 El Camino Real NR 140 Redwood City, CA 94063 office. William F. Marlette provides space for the company's operations free of charge. There are no written agreements evidencing this arrangement.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements for the period from inception to July 31, 2012  included in this prospectus, have been audited by Sam Kan  telephone (510) 629-4195, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Abby Ertz, Esq., has acted as our legal counsel in providing an opinion for this filing.

Bigfoot Project Investments, Inc.

FINANCIAL STATEMENTS

Sam Kan & Company 1151 Harbor Bay Pkwy., Suite 202 Alameda, CA 94502 Phone: 510.355.0492 Fax: 866.828.1446 http://www.skancpa.com

_____________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Bigfoot Project Investments, Inc

We have audited the accompanying balance sheet of Bigfoot Project Investments, Inc as of July 31, 2012, and the related statement of operations, stockholders’ equity, and cash flows for the period November 30, 2011 (date of inception) through July 31, 2012. Bigfoot Project Investments, Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bigfoot Project Investments, Inc as of July 31, 2012 and the results of its operations and its cash flows for each of the period November 30, 2011 (date of inception) through July 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operation.

/s/ Sam Kan & Company
Sam Kan & Company
Alameda, CA

December 21, 2012,

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Balance Sheet
As of July 31, 2012

ASSETS
Current Assets
Cash	$4,185

Total current assets	4,185

Total Assets	$4,185

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$13,750
Advance from shareholders	9,000

Total current liabilities	22,750

Stockholders' deficit
Common stock, $0.001 par value; 250,000,000 shares authorized, 203,040,000 issued and outstanding as of 07/31/2012	203,040
Additional paid-in capital	9,853
Deficit accumulated during the development stage	(231,458)

Total stockholders' deficit	(18,565)

Total liabilities & Equity	$4,185

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Operations
Period of November 30, 2011 (Inception) to July 31, 2012

Revenue	$-

Operating expenses:
Professional fees	25,250
Stock based compensation	202,840
General and administrative	3,368

Total operating expenses	231,458

Net loss	$(231,458)

Basic and diluted loss per shares	$-

Weighted average shares outstanding	203,040,000

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
Period of November 30, 2011 (Inception) to July 31, 2012

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance, November 30, 2011 (inception)	-	$-	$-	$-	$-
Cash received for opening equity balance	-	-	53	-	53
Cash proceeds from sale of common stock	200,000	200	9,800	-	10,000
Stock issuance for service exchanged	202,840,000	202,840	-	-	202,840
Net loss, period ended July 31, 2012	-	-	-	(231,458)	(231,458)
Balance, July 31, 2012	203,040,000	$203,040	$9,853	$(231,458)	$(18,565)

See accompanying noted to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Cash Flows
Period of November 30, 2011 (Inception) to July 31, 2012

Cash flow from operating activities:
Net loss	$(231,458)
Stock based compensation	202,840
Change in operating liabilities:
Accounts Payable	13,750
Advanced from shareholders	9,000
Net cash used in operating activities	(5,868)

Cash flow from investing activities
-

Cash flow from financing activities
Proceeds for opening equity balance	53
Proceeds from sale of common stock	10,000
Net cash provided by financing activities	10,053

Net increase in cash	4,185
Cash at beginning of period	-
Cash at end of period	$4,185

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplementary disclosure of noncash investing and financing activity:

During the current year, Bigfoot Project Investments issued 202,840,000 shares at par value of $0.001 per share for service exchanged.

See accompanying noted to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2012

NOTE 1 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of Bigfoot Project Investments, Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the companying financial statements.  These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, “Development Stage Entities.”

The Company was incorporated in the State of Nevada on November 30, 2011.  The company’s administrative office is located at 570 El Camino Real NR-150, Redwood City, CA and its fiscal year ended July 31, 2012.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was established as an entertainment investment company.

The Company’s mission is to create exciting and interesting proprietary investment project, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot. The Company will perform research in determining the existences of an elusive creature commonly know as Bigfoot. For the past six years the research team, that has joined the company, has performed research on expeditions throughout the United States and Canada.

The Company’s key competitive advantage is the in-house developed knowledge base and the advanced level of maturity of their projects developed and currently owned by our current officers and shareholders. The Company will capitalize on the current stock pile of these projects through contract agreements which will allow the Company to continue creation of media properties and the establishment of physical locations, partnerships, and strategic alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of American requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates.  The company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2012

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  As of July 31, 2012, the Company has cash and cash equivalents of $4,185.

Accounts payable

Accounts payable consists of $13,750 unpaid start-up costs consisting of accounting fees, auditing fees, legal fees, and document preparation fees, all being owed as of July 31, 2012.

Revenue Recognition

Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees as fixed or determinable and collectability is reasonable assured.  The company did not generate any revenue during the period ended July 31, 2012.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for  financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.  The Company does not have financial assets as an investment carried at fair value on a recurring basis as of July 31, 2012.

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2012

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of July 31, 2012, the Company has liabilities in payables. Management believes that they are being presented at their fair market value.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earning per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects on common stock that may be issued as result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock option, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Dilute earning s per share are based on the assumption that all dilutive options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earning per share are the same as there was no dilutive effect of outstanding stock options for the period ended July 31, 2012.

The following is a reconciliation of basic and diluted earnings per share for 2012:

Period Ended
July 31, 2012
Numerator:
Net income (loss) available to common shareholders	$(231,458)

Denominator:
Weighted average shares-basic	203,040,000

Net income (loss) per share-basic and diluted	$-

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The Company is authorized to issue 250,000,000 shares of common stock with a par value of $.001.  As of July 31, 2012, 203,040,000 shares of common stock have been issued and outstanding.

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2012

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2011, the FASB issued ASU 2011-04 “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”).  This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements.  This amendment will be effective for the Company on January 12, 2012.  Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

On December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after April 1, 2012 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of American applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection form creditors pursuant to laws or regulations.  Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and payment of expenses associated with operations and business developments.  The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operation and growth.  Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 4 - CAPITAL STOCK

On March 2012, 200,000 shares were issued for $10,000 cash. 202,840,000 of common shares have been issued for services provided.  The shares were issued with a par value for $0.001.

NOTE 5 – ADVANCE FROM SHAREHOLDERS

In the year ending July 31, 2012, the company has $9,000 loan was advance from shareholders – Greta Goth, bearing no interest and is due on demand.

BIGFOOT PROJECT INVESTMENTS, INC

(A Development Stage Company)

NOTE TO FINANCIAL STATEMENTS

July 31, 2012

NOTE 6 - INCOME TAX

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forward and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of July 31, 2012:

2012
Deferred tax assets:
NOL carryover	$231,458
Valuation allowance	(231,458)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the 39% statutory rate to the income tax recorded is as follows:

2012
Deferred tax assets:
NOL carryover	$90,269
Valuation allowance	(90,269)
Net deferred tax asset	$-

As of July 31, 2012, the Company did not pay any income taxes during the period ended July 31, 2012.

The net federal loss carry forward will expire in 2032. No tax benefit has been reported in the July 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business.  Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued.  Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 - SUBSEQUENT EVENTS

The company evaluated all events or transactions that occurred after July 31, 2012 through the date of this filling in accordance with FASB ASC 855, “Subsequent Event”.  The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Balance Sheet
As of October 31, 2012

ASSETS
Current Assets
Cash	$3,662

Total current assets	3,662

Total Assets	$3,662

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts Payable	$13,750
Advance from shareholders	9,000

Total current liabilities	22,750

Stockholders' deficit
Common stock, $0.001 par value; 250,000,000 shares authorized, 203,040,000 issued and outstanding as of 10/31/2012	203,040
Additional paid-in capital	9,853
Deficit accumulated during the development stage	(231,981)

Total stockholders' deficit	(19,088)

Total liabilities & Equity	$3,662

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Operations
Period of August 1, 2012 to October 31, 2012

Revenue	$476.00

Operating expenses:
Professional fees	1,000
Stock based compensation	-
General and administrative	-

Total operating expenses	1,000

Net loss	$(524)

Basic and diluted loss per shares	$-

Weighted average shares outstanding	203,040,000

See accompanying notes to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
Period of November 30, 2011 (Inception) to October 31, 2012

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance, November 30, 2011 (inception)	-	$-	$-	$-	$-
Cash received for opening equity balance	-	-	53	-	53
Cash proceeds from sale of common stock	200,000	200	9,800	-	10,000
Stock issuance for service exchanged	202,840,000	202,840	-	-	202,840
Net loss, period ended July 31, 2012	-	-	-	(231,458)	(231,458)
Balance, July 31, 2012	203,040,000	203,040	9,853	(231,458)	(18,565)
Net loss, period ended October 31, 2012	-	-	-	(524)	(524)
Balance, October 31, 2012	203,040,000	$203,040	$9,853	$(231,982)	$(19,088)

See accompanying noted to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.
(A Development Stage Company)
Statement of Cash Flows
Period of August 1, 2012 to October 31, 2012

Cash flow from operating activities:
Net loss	$(524)
Stock based compensation	-
Change in operating liabilities:
Accounts Payable	-
Advanced from shareholders	-
Net cash used in operating activities	(524)

Cash flow from investing activities
-

Cash flow from financing activities
Proceeds for opening equity balance	-
Proceeds from sale of common stock	-
Net cash provided by financing activities	-

Net increase in cash	(524)
Cash at beginning of period	4,185
Cash at end of period	$3,662

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Supplementary disclosure of noncash investing and financing activity:

During the current year, BigFoot Project Investments issued 202,840,000 shares at par value of $0.001 per share for service exchanged.

See accompanying noted to financial statements

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period August 1, 2012 Through October 31, 2012

NOTE 1 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature of Business and Trade Name

A summary of significant accounting policies of Bigfoot Project Investments, Inc. (the “Company”), a company organized in the state of Nevada (A Developing Stage Company), is presented to assist in understanding the Company’s financial statements.  The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the companying financial statements.  These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  The Company has not realized revenues from its planned principal business purpose and is considered to be in its development stage in accordance with ASC 915, “Development Stage Entities.”

The Company was incorporated in the State of Nevada on November 30, 2011.  The company’s administrative office is located at 570 El Camino Real NR-150, Redwood City, CA and its fiscal year ended July 31, 2012.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was established as an entertainment investment company.

The Company’s mission is to create exciting and interesting proprietary investment project, entertainment properties surrounding the mythology, research, and potential capture of the creature known as Bigfoot. The Company will perform research in determining the existences of an elusive creature commonly know as Bigfoot. For the past six years the research team, that has joined the company, has performed research on expeditions throughout the United States and Canada.

The Company’s key competitive advantage is the in-house developed knowledge base and the advanced level of maturity of their projects developed and currently owned by our current officers and shareholders. The Company will capitalize on the current stock pile of these projects through contract agreements which will allow the Company to continue creation of media properties and the establishment of physical locations, partnerships, and strategic alliances with organizations to augment investment markets to create revenue as a stand-alone enterprise

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of American requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates.  The company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period August 1, 2012 Through October 31, 2012

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  As of October 31, 2012, the Company has cash and cash equivalents of $3,662.

Accounts payable

Accounts payable consists of $13,750 unpaid start-up costs consisting of accounting fees, auditing fees, legal fees, and document preparation fees, all being owed as of October 31, 2012.

Income Tax

The Company accounts for income taxes under ASC 740 "Income Taxes" which codified SFAS 109, "Accounting for Income Taxes" and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value Measurements

In January 2010, the FASB ASC Topic 825, “Financial Instrument”, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports.  For the Company, this statement applies to certain investments and long-term debt.  Also, the FASB ASC Topic 820, “Fair Value Measurements and Disclosure”, clarifies the definition of fair value for  financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt.  The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities.  These inputs are summarized in the three broad levels listed below.

•

Level 1 – observable market in-puts that are unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 effectively at the inception did not have a material impact on the Company’s financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis.  Financial assets and liabilities measured on a non-recurring basis are those that are adjusted fair value when a significant event occurs.  The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods.  Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.  The Company does not have financial assets as an investment carried at fair value on a recurring basis as of October 31, 2012.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of October 31, 2012, the Company has liabilities in payables. Management believes that they are being presented at their fair market value.

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period August 1, 2012 Through October 31, 2012

Revenue Recognition

Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees as fixed or determinable and collectability is reasonable assured.  The company generated revenues in the amount of $476 during the period ended October 31, 2012.

Basic and Diluted Earnings per Share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding.  Diluted earning per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects on common stock that may be issued as result of the following types of potentially dilutive instruments:

•

Warrants,

•

Employee stock option, and

•

Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, “Earnings per Share”, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Dilute earning s per share are based on the assumption that all dilutive options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  The company does not have diluted effects on common stock as there was no warrant or option issued.

Basic and diluted earning per share are the same as there was no dilutive effect of outstanding stock options for the period ended October 31, 2012.

The following is a reconciliation of basic and diluted earnings per share for 2012:

Period Ended
October 31, 2012
Numerator:
Net income (loss) available to common shareholders	$(231,458)

Denominator:
Weighted average shares-basic	203,040,000

Net income (loss) per share-basic and diluted	$-

Common Stock

The holders of the Company’s common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine.  Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of directors then standing for election.  The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of the company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

The Company is authorized to issue 250,000,000 shares of common stock with a par value of $.001.  As of October 31, 2012, 203,040,000 shares of common stock have been issued and outstanding.

BIGFOOT PROJECT INVESTMENTS, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Period August 1, 2012 Through October 31, 2012

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2011, the FASB issued ASU 2011-04 “Fair Value Measurement (Topic 820), Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S GAAP and IFRS”.  The amendment results in a consistent definition of fair value and ensures the fair value measurement and disclosure requirements are similar between GAAP and International Financial Reporting Standards (“IFRS”).  This amendment changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements.  This amendment will be effective for the Company on January 12, 2012.  Based on current operations, the adoption is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

On December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after April 1, 2012 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of American applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection form creditors pursuant to laws or regulations.  Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and payment of expenses associated with operations and business developments.  The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operation and growth.  Management may raise additional capital by future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE 4 - CAPITAL STOCK

On March 2012, 200,000 shares were issued for $10,000 cash. 202,840,000 of common shares have been issued for services provided.  The shares were issued with a par value for $0.001.

NOTE 5 – ADVANCE FROM SHAREHOLDERS

In the year ending July 31, 2012, the company has $9,000 loan was advance from shareholders – Greta Goth, bearing no interest and is due on demand.

BIGFOOT PROJECT INVESTMENTS, INC

(A Development Stage Company)

NOTE TO FINANCIAL STATEMENTS

For the Period August 1, 2012 Through October 31, 2012

NOTE 6 - INCOME TAX

Deferred taxes, estimated at 39% of taxable incomes, are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forward and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of October 31, 2012:

2012
Deferred tax assets:
NOL carryover	$231,982
Valuation allowance	(231,982)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the 39% statutory rate to the income tax recorded is as follows:

2012
Deferred tax assets:
NOL carryover	$90,473
Valuation allowance	(90,473)
Net deferred tax asset	$-

As of October 31, 2012, the Company did not pay any income taxes during the period ended October 31, 2012.

The net federal loss carry forward will expire in 2032. No tax benefit has been reported in the October 31, 2012 financial statements since the potential tax benefit is offset by a valuation allowance in the same amount.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company could become a party to various legal actions arising in the ordinary course of business.  Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued.  Such accruals are based on information known about the matters, the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.

As of the date of this report, except as described below, there are no material pending legal proceedings to which the Company is a party or of which any of their property is the subject, nor are there any such proceedings known to be contemplated by governmental authorities.

NOTE 8 - SUBSEQUENT EVENTS

The company evaluated all events or transactions that occurred after October 31, 2012 through the date of this filling in accordance with FASB ASC 855, “Subsequent Event”.  The Company determined that it does not have any additional subsequent event requiring recording or disclosure.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3.173.96
Printing Expenses	$300
Audit/Administrative Fees and Expenses	$10,000
Transfer Agent Fees	$500
TOTAL	$13,973.96

RECENT SALES OF UNREGISTERED SECURITIES.

On December 1, 2011, the Board of Directors issuance and delivery of shares for services to:

Carmine T. Biscardi	125,750,000
William F. Marlette	26,250,000
Greta Goth	17,500,000
Joe Y. Kalada MD.	15,000,000
Richard Fletcher	5,500,000
Denis J. Kazubowski	5,500,000
Carmine T. Biscardi Jr.	5,500,000
Universal Capital Group	1,000,000

On March 6, 2012 the company authorized the issue of 100,000 shares each to Peter J. Virgili and Douglas A. Baker (Tenants in common) For $5,000 each. Total $10,000. (Via a PPM).

On March 6, 2012 William Coffee Jr., was issued 840,000 shares of common stock for services.

The Company believes that the exemption from registration for all of the above stock under Section 4(2) was available because:

Carmine T. Biscardi is an executive officer of Bigfoot Project Investments, Inc. and thus had access to all material information about the Company before investing;

All the investors were in possession of all material information about the Company before investing.

There was no general advertising or solicitation; and

The shares bear a restrictive transfer legend.

EXHIBITS.

Exhibit No.

Description

3.1

Certificate of Formation of Bigfoot Project Investments,, Inc.

3.2

Bylaws of Bigfoot Project Investments, Inc.

5.1

Opinion of Abby Ertz, Esq.

23.1

Consent of Sam Kan CPA

23.2

Consent of Abby Ertz Esq.

99.1

Form of subscription agreement for Common Stock.

UNDERTAKINGS.

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf  by the undersigned, in the City of Las Vegas, State of  Nevada on

February 7, 2013.

Bigfoot Project Investments, Inc.

By:  /s/ Carmine T. Biscardi

Carmine T. Biscardi

President, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on February 7, 2013:

Signature

Title

/s/ Carmine T. Biscardi

President, and Director

Carmine T. Biscardi

Chief Executive Officer,

II-4